Exhibit 10.15.2

FORM OF UK APPROVED COMPANY SHARE OPTION PLAN

Sub-plan to the

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

EFFECTIVE DATE:               , 2021

APPROVED BY STOCKHOLDERS:                     , 2021

NOTIFIED TO HER MAJESTY’S REVENUE & CUSTOMS:                      , 2021

1.	General

1.1	This UK Approved Company Share Option Plan (the “UK CSOP”) is adopted as a sub-plan of the Motorsports Games Inc. 2021 Equity Incentive Plan (the “US Plan”) in accordance with Section 3.1 of the US Plan. The provisions of the US Plan apply to the UK CSOP as amended herein.

1.2	The purpose of the UK CSOP is to provide benefits for employees and directors in the form of share options. The UK CSOP is a group scheme (within the meaning of paragraph 3 of Schedule 4) and extends to all companies controlled by Motorsports Games Inc (the “Company”) whose employees qualify, or may qualify, for the grant of Options.

2.	Definitions and interpretation

2.1	To the extent not specifically defined in this UK CSOP, all capitalized terms used in this UK CSOP shall have the meaning set out in the US Plan. Words not otherwise defined in this Rule 2.1 or the US Plan have the same meanings as in the CSOP Code.

2.2	In this UK CSOP (unless the context otherwise requires) the following words and phrases have the meanings given below:

“CSOP Code”	Chapter 8 of Part 7 and Schedule 4 of ITEPA and Part 3 of Schedule 7D to the Taxation of Chargeable Gains Act 1992;

“Date of Grant”	in relation to any Option, the date on which that Option is granted;

“Eligible Employee”	a)	an employee who is a director of any member of the Group and required under his contract of employment to work for not less than 25 hours per week (excluding meal breaks) disregarding holiday entitlement; or

	b)	any other employee of any member of the Group;

“Exercise Price”	in relation to any Option, the price per Share payable upon exercise of that Option;

“Group”	The Company and any company controlled by the Company;

“HMRC”	HM Revenue & Customs;

“ITEPA”	the Income Tax (Earnings and Pensions) Act 2003;

“NIC”	National Insurance contributions

“NIC Option Gain”	a gain realised upon the exercise of, or acquisition of Shares in pursuance of, an Option, being a gain that is treated as remuneration derived from the Participant’s employment by virtue of section 4(4)(a) of the Social Security Contributions and Benefits Act 1992;

“Option”	an option to acquire Shares in accordance with this UK CSOP;

“Option Shares”	Shares in respect of which the Option subsists;

“Restriction”	A provision, made by any contract, agreement, arrangement or condition to which any of sub-sections (2)-(4) of section 423 of ITEPA would apply if the references in those sub-sections to the employment-related securities were references to the Option Shares;

“Rule”	Rule of the UK CSOP;

“Schedule 4”	Schedule 4 of ITEPA;

“Section”	Section of the US Plan;

“Shares”	Stock;

“UK CSOP”	this UK Approved Company Share Option Plan, which is a sub-plan of the US Plan;

“UK CSOP Minimum Exercise Price “	in relation to a Share on a given day, the fair market value of a Share determined in accordance with the provisions of Part 8 of the Taxation of Chargeable Gains Act 1992 (and, if the Share is subject to any restrictions, the Fair Market Value is to be determined as if there were no such restrictions) or such other amount as may be required in accordance with the CSOP Code;

“US Plan”	the Motorsport Games Inc 2021 Equity Incentive Plan

2.3	Any reference to any enactment shall include any consolidation, modification, extension, amendment or re-enactment thereof or any subordinate legislation made under it for the time being in force.

2.4	References to Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held (and in respect of which it has not then lapsed and ceased to be exercisable).

2.5	References to an Option vesting or being or becoming vested in respect of any Option Shares are to be read as references to the Option becoming exercisable, either immediately or, subject to the Rules, at some future time, in respect of such Option Shares in consequence of a vesting or performance-related condition of exercise being satisfied in whole or in part and an Option which is not subject to any such performance-related condition of exercise shall be treated as being vested in full.

3.	Eligibility and Participation

3.1	An Option shall not be granted to any person unless he is then an Eligible Employee and Section 3.1 and Section 6.2(a) of the US Plan shall not otherwise apply.

3.2	An Option shall not be granted to any person at any time when he has or has within the preceding 12 months had, a material interest (within the meaning given in paragraphs 9 to 11 of Schedule 4) in the Company or a company which has control of the Company or is a member of a consortium which owns such a company.

4.	Administration

4.1	Subject to the provisions of these Rules, the Committee may make awards under this UK CSOP in accordance with Section 6 (Stock Options), as qualified by Section 6.2 (Incentive Stock Options), of the US Plan. The Committee shall have an absolute discretion as to when and to whom an Option is granted by the Company.

5.	Shares available for Grant

5.1	The number of Shares in respect of which an Option is granted to an individual shall be limited, and the Option shall take effect, so that the aggregate market value of Shares which may be acquired upon the exercise of that Option, when added to:

5.1.1	the aggregate market value of Shares in respect of which Options have previously been granted (and have not then been exercised nor ceased to be exercisable); and

5.1.2	the aggregate market value of Shares in respect of which rights to acquire such Shares have been obtained by that individual under any other share option plan approved in accordance with the CSOP Code which has been established by the Company or by any Associated Company (and have not then been exercised nor ceased to be exercisable)

shall not exceed or further exceed £30,000 (or such other amount as is specified from time to time in paragraph 6 of Schedule 4).

5.2	For the purposes of Rule 5.1:

5.2.1	the market value of a Shares in respect of which an Option has been or is to be granted shall be taken as the Exercise Price payable upon the exercise of such Option or, if less, the minimum price per Shares which could have been determined pursuant to Rule 3 to be the Exercise Price in relation to that Option; and

5.2.2	the market value of shares in respect of which other rights to acquire shares have been granted shall have the same meaning as in Part 8 of the Taxation of Chargeable Gains Act 1992 and shall be calculated as at the time such other rights were granted or such earlier time as may have been agreed in writing with HMRC.

5.3	Awards may only be made under the UK CSOP in respect of Shares at such times as the Shares meet the requirements of Part 4 of Schedule 4.

6.	Grant of Options

6.1	Section 6 of the US Plan, as qualified by Section 6.2 of the US Plan and as modified by these Rules, shall apply to Options granted under this UK CSOP.

6.2	The Exercise Price:

6.2.1	shall not be less than the amount determined in accordance with Section 6.1(a) of the US Plan; and
6.2.2	shall not be manifestly less than the UK CSOP Minimum Exercise Price.

6.3	An Option may not be exercised later than the tenth anniversary of the Date of Grant shown above.

6.4	In Section 6.1(b) and Section 6.2(b)(iii) of the US Plan, references to “twelve (12) months” shall be replaced with “six (6) months” save in respect of termination of employment on account of death, in which case the period of twelve (12) months shall remain.

7.	Stock Appreciation Rights

7.1	Awards of Stock Appreciation Rights may not be made under this UK CSOP and Section 7 of the US Plan shall not apply.

8.	Restricted Stock Awards and Restricted Stock Unit Awards

8.1	Restricted Stock Awards and Restricted Stock Unit Awards may not be made under this UK CSOP and Section 8 of the US Plan shall not apply.

9.	Performance share awards

9.1	Performance Share Awards may not be made under this UK CSOP and Section 9 of the US Plan shall not apply.

10.	Changes in capital structure

10.1	Any adjustment to the number or description of Shares subject to an Option in accordance with Section 10 shall be in accordance with Part 6 of Schedule 4, including but not limited to securing:

10.1.1	that the total market value of the Shares which may be acquired by the exercise of the Option is immediately after the variation or variations substantially the same as what it was immediately before the variation or variations; and

10.1.2	that the total price at which those Shares may be acquired is immediately after the variation or variations substantially the same as what it was immediately before the variation or variations; and

10.1.3	that any approvals required from HMRC under Schedule 4 have been obtained;

10.1.4	notice is given, in writing, to the Participant as soon as reasonably practicable after any such adjustment.

11.	Change of control

11.1	Any adjustment to the number or description of Shares subject to an Option in accordance with Section 11 shall be in accordance with Part 6 of Schedule 4, including but not limited to securing the matters noted in Rule 10.1.

12.	Other provisions applicable to awards

12.1	For the purposes of Section 12.1 of the US Plan, an Award Agreement shall, amongst other matters, specify:

12.1.1	the Date of Grant;

12.1.2	the number and description of Shares in respect of which the Option is granted;

12.1.3	the Exercise Price;

12.1.4	the times at which the Option may be exercised (in whole or in part);

12.1.5	that the exercise of the Option is subject to such performance-related conditions (if any) as are imposed pursuant to Rule 6;

12.1.6	if the Option Shares are subject to any Restriction, details of the Restriction; and

12.1.7	the circumstances under which the Option will lapse of be cancelled (in whole or in part), including any conditions to which the exercise of the Option is subject in whole or in part),

and shall be in the form as appended as the Schedule to this UK CSOP, or otherwise in such form as the Company may from time to time determine.

12.2	Unless the Company otherwise determines in relation to the grant of Options on any occasion, any person to whom an Option has been granted shall be required to confirm his acceptance of such grant by executing as a deed and delivering to the Company a duly completed form of acceptance in such form as the Company may from time to time specify and if no such form of acceptance is received by the Company within the period of 30 days after the Date of Grant (or such later time as the Company may notify to the Participant) the Option shall thereupon lapse and cease to be exercisable.

12.3	Awards under the UK CSOP may only be in the form of Options, and the issue of Shares upon exercise of such Options, in accordance with these Rules. Section 12.2 of the US Plan permitting an Award in any other form shall not apply.

12.4	Except as provided in Section 6.1(b), Section 6.2(b)(iii) and Section 12.4, an Option is not transferable and no Option granted under this UK CSOP may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, to, or in favour of, any party. Section 12.3 of the US Plan shall not apply. An Option shall immediately cease to be exercisable if:

12.4.1	it is purported to be transferred or assigned (other than to his personal representatives upon the death of the Participant), mortgaged, charged or otherwise disposed of by the Participant; or

12.4.2	the Participant is adjudicated bankrupt or a bankruptcy order is made against the Participant pursuant to Chapter I of Part IX of the Insolvency Act 1986; or

12.4.3	the Participant is deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law or by the Participant doing or omitting to do anything which causes him to be so deprived

13.	Amendment modification and termination

13.1	No amendment shall be made to this UK CSOP, or any Award made under this UK CSOP that is contrary to the CSOP Code.

13.2	If any alteration is made to a provision of this UK CSOP, the Company shall make such declarations or notifications to HMRC as may be required under the CSOP Code.

13.3	As soon as reasonably practicable after making any alteration, the Committee shall give notice in writing thereof to any Participant affected.

14.	Tax Withholding

14.1	In accepting the grant of an Option, the Participant shall, if required by the Company, agree with and undertake to the Company and any other company which is the Participant’s employer that:

14.1.1	the Participant’s employer may recover from the Participant the whole or any part of any secondary Class 1 NICs payable in respect of any NIC Option Gain; and
14.1.2	the Participant shall join with the Participant’s employer in making an election (in such terms and such form and subject to such approval by HMRC as provided in paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992) for the transfer to the Participant of the whole, or such part as the Company may determine, of any liability of the Participant’s Employer to secondary Class 1 NICs on any NIC Option Gain.

15.	Indemnification

15.1	Section 15 of the US Plan shall apply to the UK CSOP unamended.

16.	General provisions

16.1	The grant of an Option does not form part of the Participant’s entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and the Company or any Subsidiary or related company or former Subsidiary or former related company give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

16.2	The rights and obligations of a Participant under the terms of his contract of employment with the Company or any Subsidiary or related company or former Subsidiary or former related company shall not be affected by the grant of an Option.

16.3	The rights granted to an Participant upon the grant of an Option shall not afford the Participant any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any Subsidiary or related company or former Subsidiary or former related company for any reason whatsoever, whether or not such termination is ultimately held to be wrongful or unfair.

16.4	A Participant shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office or employment with the Company or any Subsidiary or related company or former Subsidiary or former related company for any reason (including, without limitation, any breach of contract by his employer) or in any other circumstances whatsoever, whether or not such termination is ultimately held to be wrongful or unfair.

16.5	The UK CSOP and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

16.6	CSOP Code

16.6.1	This UK CSOP is intended to qualify as a Schedule 4 CSOP Scheme and accordingly Initial Notification of this Plan has been given by the Company to HMRC on the date shown above.
16.6.2	In the event of any conflict between the provisions of this UK CSOP and the provisions of the US Plan, the provisions of this UK CSOP shall apply.
16.6.3	In the event of any change in the CSOP Code, the provisions of this UK CSOP, and the US Plan shall be deemed to be amended to the extent necessary to ensure that the UK CSOP continues to be compliant with the CSOP Code.

16.7	Except as otherwise expressly stated to the contrary, none of this UK CSOP, the grant of an Option, or the Contracts (Rights of Third Parties) Act 1999 shall have the effect of giving any third party any rights under this UK CSOP and that Act shall not apply to this UK CSOP or to the terms of any Option granted under it.

Schedule

Form of Award Agreement and associated documents

UK APPROVED COMPANY SHARE OPTION PLAN

SUB-PLAN TO THE

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

AWARD AGREEMENT

To:

Name of Participant:
Address of Participant:

This Award Agreement includes the following documentation:

1.	Certificate of Grant

2.	Acceptance of Grant

3.	Vesting and Performance-related Conditions of Exercise

4.	Notice of Exercise

References in this documentation to Rules are to the Rules of the UK Approved Company Share Option Plan, which is a sub-plan of the Motorsports Games Inc. 2021 Equity Incentive Plan.

You should read this documentation carefully, in conjunction with the rules of the UK Approved Company Share Option Plan and the Motorsport Games Inc. 2021 Equity Incentive Plan.

If you choose to accept this award, you should complete and sign (your signature should be witnessed) the Acceptance of Grant and return the signed and witnessed Acceptance of Grant to [                   ] by the date set out in the Acceptance of Grant.

UK APPROVED COMPANY SHARE OPTION PLAN

SUB-PLAN TO THE

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

AWARD AGREEMENT

CERTIFICATE OF GRANT

Name of Participant:
Address of Participant:

Date of Grant:
Number of Shares:
Exercise Price:

1.	[ ][1]* HEREBY GRANTS to you, the Participant named above, an Option to subscribe for the above number of shares of Class A common stock of Motorsport Games Inc (“Shares”) at the above Exercise Price.

2.	The Option is exercisable subject to and in accordance with the Rules of The UK Approved Company Share Option Plan (the “UK CSOP”), which is a sub-plan to The Motorsport Games Inc. 2021 Equity Incentive Plan (the “US Plan”), as they are amended from time to time.

3.	This Option may not normally be exercised before the third anniversary of the Date of Grant and then only if and insofar as the Participant has been notified that any performance target set out in the Appendix to this Award Agreement has been met.

4.	In accordance with Rule 6.2, this Option may not in any event be exercised later than the tenth anniversary of the Date of Grant shown above. This Option is not transferable but may be capable of exercise by the Participant’s personal representatives in the event of the Participant’s death.

5.	It is a condition of exercise of this Option that the Participant agree to indemnify the Company and the Participant’s employer (or former employer) against any liability of any such person to account for any tax or NICs arising upon the exercise of, or acquisition of Shares in pursuance of, this Option (“Option Tax Liability”). If an Option Tax Liability arises on any occasion and, within 30 days, the appropriate amount cannot be withheld from payment of the Participant’s remuneration or the Company has not received payment of such amount, the Company shall, to the extent necessary to reimburse the Participant’s Employer (or former employer), be entitled to sell sufficient of the Shares acquired in pursuance of this Option and to procure payment to the Participant’s employer (or former employer), out of the net proceeds of sale of such Shares, of moneys sufficient to satisfy such indemnity.

6.	In the case of Employer’s NICs arising on gains made on the acquisition of Shares pursuant to the Option, the Participant shall, if at any time before the first date of exercise of this Option the Company so directs, make a joint election with the Participant’s employer (or former employer) for liability to employer’s NICs arising upon the exercise of, or the acquisition of Shares in pursuance of, this Option to be transferred to him or her/in the form attached.

EXECUTED as a deed by [ ][2] acting by:

Director

Director/Secretary

Date

1 Insert relevant company

2 Insert name of relevant company

UK APPROVED COMPANY SHARE OPTION PLAN

SUB-PLAN TO THE

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

AWARD AGREEMENT

ACCEPTANCE OF GRANT

To: [the Company]

I HEREBY AGREE to accept the grant of an Option _______ over Shares on _______ (date) (“my Option”) and agree and undertake to be bound by the terms and conditions set out in the rules of The UK Approved Company Share Option Plan (“UK CSOP”), which is a sub-plan to the Motorsport Games Inc. 2021 Equity Incentive Plan and the condition(s) of exercise set out in the Appendix to this Award Agreement.

1.	I confirm that I have received a copy of the Rules of the UK CSOP (which incorporate the rules of the Motorsport Games Inc. 2021 Equity Incentive Plan, as modified by the UK CSOP) and accept that this grant is governed by those Rules.

2.	I hereby agree to indemnify the Company and my employer (or former employer) in respect of any liability of any such person to account for any tax or NICs arising upon the exercise of, or acquisition of Shares in pursuance of, my Option (“Option Tax Liability”).

3.	I understand and agree that, if an Option Tax Liability arises on any occasion then unless either:

a)	my Employer (or former employer) is able to withhold the amount of such Option Tax Liability from payment of my remuneration, within the period of 30 days from the date of the Option exercise;
b)	I have indicated in writing to my Employer (or former employer) either on the Notice of Exercise or in a manner agreed with the company, that I will make a payment of an amount equal to the Option Tax Liability and do in fact make such a payment, within 14 days of being notified by the Company of the amount of such Option Tax Liability; or
c)	I have authorised the Company (either on the Notice of Exercise or in a manner agreed with the Company) to sell sufficient of the shares acquired in pursuance of this Option and to procure payment to my employer (or former employer) out of the net proceeds of sale of such shares monies sufficient to satisfy such indemnity the Company shall, to the extent necessary to reimburse my Employer (or former employer), be entitled to sell sufficient of the Shares acquired in pursuance of this Option and to procure payment to my Employer (or former employer), out of the net proceeds of sale of such Shares, moneys sufficient to satisfy such indemnity.

4.	I hereby agree with and undertake to the Company and any other company which is my Employer that my Employer may recover from me, as mentioned in Rule 14, the whole or any part of any employer’s NICs payable in respect of any Option Gain.

5.	I hereby agree and undertake that I shall, if and when so requested by the Company before this Option is first exercised, make a joint election with my Employer Company (in a form satisfactory to the Company and HMRC for any liability of my Employer Company to employers’ NICs payable in respect of any Option Gain, to be transferred to me (an “NIC Election”).

6.	I hereby appoint the Company Secretary or any director of the Company to be my lawful attorney during the period ending with the first date on which this Option is exercised, for the purpose of executing, in my name and on my behalf, an NIC Election. This power of attorney is given by way of security for the performance of my obligation to make an NIC Election and is irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.

7.	I hereby authorise and agree that:

a)	my Employer and any other member of the Group may disclose to any other member of the Group, the Company, and to any administrator of this Plan all such Personal Data relating to me and to my participation in the Plan as shall, in the opinion of the directors, be necessary to facilitate the operation and administration of the Plan and to enable any such administrator to discharge all its duties and functions in relation to the operation of the Plan;
b)	any such persons may transfer Personal Data amongst themselves for the purposes of administering the Plan;
c)	any such person may process and use such Personal Data for any such purposes; and
d)	such Personal Data may be transferred to and by any third party for such purposes.

8.	Words and phrases used in this Award Agreement and Form of Acceptance shall have the meanings they bear for the purposes of this UK CSOP.

SIGNED and delivered AS A DEED by: in the presence of:

Witness signature

Witness name (print)

Address

Occupation

Date

THIS FORM MUST BE RECEIVED BY [ ________ ] BY __________ OTHERWISE THE OPTION WILL BE DEEMED TO HAVE LAPSED

UK APPROVED COMPANY SHARE OPTION PLAN

SUB-PLAN TO THE

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

Appendix to AWARD AGREEMENT

VESTING AND PERFORMANCE-RELATED CONDITIONS OF EXERCISE

[Any vesting schedule / performance conditions should be set out here.]

UK APPROVED COMPANY SHARE OPTION PLAN

SUB-PLAN TO THE

MOTORSPORT GAMES INC. 2021 EQUITY INCENTIVE PLAN

AWARD AGREEMENT

NOTICE OF EXERCISE

To:	The Company Secretary, Motorsport Games Inc

I hereby exercise the Option referred to overleaf in respect of all/______3of the Shares over which the Option subsists, and request the allotment or transfer to me of those Shares in accordance with the Rules of the UK CSOP and the Constitution of the Company.

I:

[enclose a cheque made payable to]

[have arranged a bank transfer to the bank account (as notified to me) of ]4

[                              ]5 **/ in the sum of £________*** being the aggregate Exercise Price of such Shares.

I understand that, as a result of the exercise of the Option, an Option Tax Liability may arise which I am required to satisfy. I wish to meet this Option Tax Liability by:

[ ]	authorising the Company or my employer or former employer to deduct the necessary amount from my next salary payment under the PAYE procedure
[ ]	paying the Company such amount as is necessary to cover the Option Tax Liability within 14 days of my receiving details of that Option Tax Liability from the Company
[ ]	agreeing to the Company selling sufficient of my Option Shares so that the net proceeds of sale will cover the Option Tax Liability

Please tick the box for your preferred payment method. If you do not tick any boxes the Company will first seek to withhold an amount sufficient to cover the Option Tax Liability from your next salary payment, and if the Option Tax Liability cannot then be satisfied in full, the Company will sell sufficient of your Shares to meet that liability.

Name
Address

Signature
Date

3 Delete / insert number of Shares as appropriate

4 Delete as appropriate

5 Insert payee as appropriate

NOTES

1.	This form must be accompanied by payment of the Exercise Price for the Shares in respect of which the Option is exercised.

2.	The Option may not be exercised in respect of less than [_____] Shares or (if less) all of the Shares over which the Option subsists.

3.	Where the Option is exercised by personal representatives, an office copy of the Probate or Letters of Administration should accompany the form.

4.	The UK CSOP has been notified to HMRC as a Schedule 4 CSOP Scheme and accordingly, under current tax Rules, there is no charge to tax on the exercise of the Option if it is exercised:

a)	in accordance with the Rules of the UK CSOP (as amended from time to time); and
b)	more than three years after the date of grant or, if earlier, upon the death of the Participant or within 6 months of leaving employment within the Group by reason of injury, disability, redundancy or retirement; or
c)	at such other times as are mentioned in Section 524 of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”).

5.	Provided an Option is exercised within these statutory time-limits no charge to income tax will arise on any subsequent growth in value of the Shares acquired.

6.	Under current tax Rules, a charge to income tax and NICs will arise if this Option is exercised less than 3 years after the date of grant otherwise than on the death of the Participant or within 6 months of the Participant ceasing employment by reason of injury, disability, redundancy or retirement (or such other circumstances as are mentioned in section 524 ITEPA). It is a term of the Option that the Participant will be required to enter into arrangements satisfactory to the Company to ensure that any such Option Tax Liability (including any liability to employer’s secondary class I NICs) will be borne by, and recovered from, him or her.

IMPORTANT

The Company cannot advise the Participant on the tax consequences of exercising an Option. If the Participant is unsure of the tax liabilities which may arise, the Participant should take appropriate professional advice before exercising your Option.

7.	A Participant, whether or not a director of any company, shall not be entitled to exercise an Option at any time when to do so would contravene the provisions of the Company’s Code governing share dealings by directors and employees.